Re: Questions 72DD1, 77DD2, 73A, 73C, 74U1, 74U2, 74V1 and 74V2

 The following funds offer Class A, Class C and Class I shares.

	Salient Risk Parity Fund
	Salient MLP & Energy Infrastructure Fund
	Salient Alternative Beta Fund
	Salient Trend Fund
	Salient Global Equity Fund
	Salient MLP Fund

 The following fund offers Class A, Class C, Class F and Class I shares.

	Salient Broadmark Tactical Plus Fund


The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2 and 73A) during the year ended December 31, 2014 :

			            Distributions    Distribution
Class A:			     	 (000s)         per share

Salient Risk Parity Fund       		-		-
Salient MLP & Energy
Infrastructure Fund			1,446		0.1021
Salient Alternative Beta Fund		-		-
Salient Trend Fund			-		-
Salient Global Equity Fund		7		0.0371
Salient MLP Fund			-		-
Salient Broadmark Tactical
Plus Fund				-		-


Class C:

Salient Risk Parity Fund       		-		-
Salient MLP & Energy
Infrastructure Fund			588		0.0841
Salient Alternative Beta Fund		-		-
Salient Trend Fund			-		-
Salient Global Equity Fund		-		-
Salient MLP Fund			-		-
Salient Broadmark Tactical
Plus Fund				-		-

Class I:

Salient Risk Parity Fund       		-		-
Salient MLP & Energy
Infrastructure Fund			5,737		0.1100
Salient Alternative Beta Fund		-		-
Salient Trend Fund			- 		-
Salient Global Equity Fund		364		0.0729
Salient MLP Fund			-		-
Salient Broadmark Tactical
Plus Fund				-		-

Class F:

Salient Broadmark Tactical
Plus Fund				-		-


The following is a class breakout of the Total other distributions (73C) during the year ended December 31, 2014 :

Class A:					    Distribution
							per Share

Salient Alternative Beta				0.6023
Salient MLP & Energy
Infrastructure Fund					0.4400
Salient MLP Fund					0.3900
Salient MLP Fund					0.3877

Class C:

Salient Alternative Beta				0.3772
Salient MLP & Energy
Infrastructure Fund					0.3800
Salient MLP Fund					0.3700
Salient MLP Fund					0.3701

Class I:

Salient Alternative Beta				0.6583
Salient MLP & Energy
Infrastructure Fund					0.4700
Salient MLP Fund					0.4325

 Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows:

	 74U1  Class I shares
	 74U2  Class A shares, Class C shares and Class F shares

 The following is a class breakout of the NAV's and shares outstanding (000s) at December31, 2014:

 	 			NAV	  Shares Outstanding
   					                 (000s)

Class A:

Salient Risk Parity Fund       	9.09			552
Salient MLP & Energy
Infrastructure Fund		13.31			13,357
Salient Alternative Beta Fund	7.84			0
Salient Trend Fund		11.90			415
Salient Global Equity Fund	11.62			189
Salient MLP Fund		9.62			46
Salient Broadmark Tactical
Plus Fund			11.86			0

Class C:

Salient Risk Parity Fund       	8.91		        282
Salient MLP & Energy
Infrastructure Fund		13.23			11,178
Salient Alternative Beta Fund	7.95			2
Salient Trend Fund		11.74			2
Salient Global Equity Fund	11.52			219
Salient MLP Fund		9.59			66
Salient Broadmark Tactical
Plus Fund			11.86			0

Class I:

Salient Risk Parity Fund       	9.15			9,333
Salient MLP & Energy
Infrastructure Fund		13.29			86,463
Salient Alternative Beta Fund	7.81			647
Salient Trend Fund		11.91			3,215
Salient Global Equity Fund	11.60			5,126
Salient MLP Fund		9.60			1,809
Salient Broadmark Tactical
Plus Fund 			11.86			42

Class F:

Salient Broadmark Tactical
Plus Fund			11.86			2,591